Exhibit 99.1

Jarden Corporation Rachel Wilson 203-845-5300 Investor Relations: Allison Malkin ICR, Inc. 203-682-8225 Press: Liz Cohen Weber Shandwick 212-445-8044

FOR IMMEDIATE RELEASE

JARDEN CORPORATION ISSUES ESTIMATED PRELIMINARY 2015 RESULTS

- Company expects 2015 net sales of approximately $8.6 billion

- 2015 Organic revenue growth expected to be at the higher end of the Company’s targeted range of 3-5%

- 2015 Adjusted earnings per share anticipated to exceed Wall Street consensus estimates

Miami, FL – February 11, 2016 – Jarden Corporation (“Jarden” or the “Company”) (NYSE: JAH), and Newell Rubbermaid (NYSE: NWL) on December 14, 2015 announced that they entered into a definitive agreement to combine the two companies. The transaction creates a $16 billion consumer goods company to be named Newell Brands and is expected to close in the second quarter of 2016.

Jarden expects to file a Form 10-K toward the end of February, 2016. In that filing Jarden will report final net sales and earnings for 2015. Consistent with its guidance, the Company expects that net sales for 2015 will be approximately $8.6 billion. The Company expects organic revenue growth to be at the higher end of its targeted range of 3-5% and adjusted earnings per share to exceed current Wall Street consensus estimates. The Company anticipates generating cash flow from operations towards the higher end of its previously provided 2015 guidance.

About Jarden Corporation

Jarden Corporation is a diversified, global consumer products company with a portfolio of over 120 trusted, authentic brands. Jarden’s record of strong financial performance and organic growth is supported by a focused operating culture coupled with value enhancing acquisitions and shareholder focused capital allocation. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Envirocooler®, Fiona®, First

Exhibit 99.1

Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lifoam®, Lillo®, Loew-Cornell®, Mapa®, Millefiori®, NUK®, Pine Mountain®, Quickie®, Spontex®, Tigex®, Waddington, Yankee Candle® and YOU®; Outdoor Solutions: Abu Garcia®, AeroBed®, Berkley®, Campingaz® and Coleman®, Dalbello®, ExOfficio®, Fenwick®, Greys®, Gulp!®, Hardy®, Invicta®, Jostens®, K2®, Marker®, Marmot®, Mitchell®, Neff®, PENN®, Rawlings®, Shakespeare®, Squadra®, Stearns®, Stren®, Trilene®, Völkl® and Zoot®; and Consumer Solutions: Bionaire®, Breville®, Cadence®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rainbow®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®. Headquartered in Florida, Jarden ranks #348 on the Fortune 500 and has approximately 35,000 employees worldwide. For further information about Jarden, please visit www.jarden.com.

Safe Harbor

This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s proposed combination with Newell Rubbermaid, expected, anticipated or estimated net sales, adjusted earnings per share, organic revenue growth and cash flow from operations. These statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

These preliminary estimates are based on the most current information available to management as of the date hereof. Our actual results may differ materially from these preliminary estimates due to, among other things, the completion of our accounting close and audit procedures, final adjustments and other developments that may arise between now and the time that our audited consolidated financial results as of and for the fiscal year ended December 31, 2015, are finalized.